Exhibit 10(a)70

                  SUPPLEMENTAL RETIREMENT PLAN
            OF ENTERGY CORPORATION AND SUBSIDIARIES
      (As Amended and Restated Effective January 1, 2000)


     Entergy Corporation previously established the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries. Since that time the Board of Directors of Entergy Corporation has amended the plan from time to time, including the amendment and restatement effective July 26, 1996 and the amendment effective March 25, 1998. On October 29, 1999, the Board of Directors of Entergy Corporation approved, authorized, and adopted certain changes to the plan that are incorporated into this amendment and restatement, which is effective January 1, 2000.


                            PURPOSES

     The Supplemental Retirement Plan of Entergy Corporation and Subsidiaries has as its purposes attracting, retaining and motivating highly competent eligible employees; and encouraging personal growth and improvement of personal productivity. The Plan is designed primarily to aid eligible employees in providing supplemental post-retirement income for themselves and their families and after death benefits for their designated beneficiaries. The Plan is also designed to make available to the Employer, subsequent to the Employee's Retirement from Service or Separation from Service, as applicable, and subject to the Employee's time constraints, the Employee's knowledge of, and experience with respect to, the business and operations of the Employer.


                           ARTICLE I

                          DEFINITIONS

     The following terms shall have the meanings hereinafter indicated unless expressly provided herein to the contrary:

1.01 "Administrator" shall mean the Personnel Committee established by the Board of Directors, or such other individuals or committee (not fewer than three in number) as shall from time to time be designated in writing by the Chairman of the Board of Directors as the administrator of the Plan. The Administrator shall be the "plan administrator" for the Plan within the meaning of ERISA. Notwithstanding the foregoing, from and after the date immediately preceding the commencement of a Change in Control Period, the "Administrator" shall mean (a) the individuals (not fewer than three in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Administrator, plus (b) in the event that fewer than three individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Administrator shall not exceed six.

1.02 "Average Basic Annual Salary" shall mean the Participant's average Basic Annual Salary for the highest consecutive five Years of Service during the ten Years immediately preceding the earlier of his date of death, Retirement from Service or Separation from Service (or in the event the Participant has not completed five consecutive Years of Service upon his death or Normal Retirement Date, "Average Basic Annual Salary" shall mean the Participant's average Basic Annual Salary for his actual consecutive Year(s) of Service immediately prior to his date of death or Normal Retirement Date; provided, however, that if a Participant shall have retired on his Deferred Retirement Date, the Participant's Average Basic Annual Salary shall not be less than the Participant's Average Basic Annual Salary determined as though the Employee's Retirement from Service had occurred on his Normal Retirement Date.

1.03 "Basic Annual Salary" shall mean the Employee's regular annual cash earnings from all System Companies, exclusive of any bonus, overtime or other special payments, but including the amount, if any, the Participant elects to defer under:
     (a) a cash or deferred arrangement qualified under Code
     Section 401(k); (b) a cafeteria plan under Code Section 125;
     (c) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (d) any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may participate or to which the Participant may be a party.

     Notwithstanding anything stated in the Plan to the contrary and solely for purposes of calculating benefits under the Plan, "Basic Annual Salary" for any year commencing on or after January 1, 1995, shall mean the Employee's regular annual cash earnings from all System Companies, exclusive of overtime or other special payments, but including any and all bonuses or other incentive compensation paid pursuant to the terms of the Executive Annual Incentive Plan and Management Incentive Plan, as such plans are from time to time amended, and also including the amount, if any, the Participant elects to defer under: (a) a cash or deferred arrangement qualified under Code Section 401(k); (b) a cafeteria plan under Code Section 125; (c) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (d) any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may participate or to which the Participant may be a party. Nothing stated herein shall be construed as an amendment to any qualified plan maintained by a System Company.

1.04 "Beneficiary" shall mean any individual or entity so designated by the Participant, or, if the Participant does not designate a Beneficiary or if the Beneficiary predeceases the Participant, the Beneficiary shall mean the Participant's estate.

1.05 "Board of Directors" shall mean the Board of Directors of Entergy Corporation.

1.06 "Change in Control" shall mean:

     (a) the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25 percent or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger (defined in subsection (b) below);

     (b) the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);

     (c) the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

     (d) any change in the composition of the Board of Directors such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board of Directors or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

     Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (1) the insolvency or bankruptcy of Entergy Corporation; or (2) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the Participants under the Plan; or (3) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

1.07 "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

1.08 "Claims Administrator" shall mean the Administrator or its designee responsible for administering claims for benefits under the Plan.

1.09 "Claims Appeal Administrator" shall mean the Administrator or its delegee responsible for administering appeals from the denial or partial denial of claims for benefits under the Plan.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.11 "Deferred Retirement Date" shall mean the date determined in accordance with Section 3.03.

1.12 "Early Retirement Date" shall mean the date determined in accordance with Section 3.02.

1.13 "Employee" shall mean an employee of a System Company who is selected by the Administrator to participate in the Plan as a member of a System Company employer's select group of management or highly compensated employees.

1.14 "Employer" shall mean the System Company with which the Employee is last employed on or before the Employee's Retirement from Service.

1.15 "ERISA" shall mean the Employee Retirement Income Security
     Act of 1974, as amended.

1.16 "Good Reason" shall mean the occurrence, without the Participant's express written consent, of any of the following events during the Change in Control Period:

     (a) the substantial reduction or alteration in the nature or status of the Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

     (b) a reduction of 5% or more in Participant's annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the Participant elects to defer under: (1) a cash or deferred arrangement qualified under Code Section 401(k);
          (2) a cafeteria plan under Code Section 125; (3) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (4) any other nonqualified deferred compensation plan, agreement, or arrangement in which the Participant may hereafter participate or be a party;

     (c) requiring Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the Participant's present business obligations;

     (d) failure by System Company employer to continue in effect any compensation plan in which Participant participates immediately prior to the commencement of the Change in Control Period which is material to Participant's total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

     (e) failure by System Company employer to continue to provide Participant with benefits substantially similar to those enjoyed by Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which Participant was participating immediately prior to the Change in Control Period, the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide Participant with the number of paid vacation days to which Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control.

     Participant's right to terminate his employment for Good Reason shall not be affected by Participant's incapacity due to physical or mental illness. Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

1.17 "Income Commencement Date" shall mean the first day of the first month next following the Participant's date of death, Normal Retirement Date, Early Retirement Date, or Deferred Retirement Date in accordance with Sections 3.01, 3.02, and 3.03, respectively. The "Income Commencement Date" of a Participant who Separates from Service shall mean the applicable date set forth in Section 4.03 or 4.04.

1.18 "Normal Retirement Date" shall be the Employee's 65th birthday.

1.19 "Participant" shall mean an Employee who (a) has executed a written Participant Application that has been accepted by the Administrator, and (b) remains eligible for participation in accordance with the applicable provisions of the Plan including, without limitation, Section 6.01.

1.20 "Participant Application" shall mean the written application between an Employee and the Administrator evidencing Employee's participation in this Plan, which Application shall be part of the Plan. Participant Applications executed after January 1, 2000 shall be in substantially the same form as the attached Appendix A, as may be amended from time to time by the Administrator.

1.21 "Personnel Committee" shall mean the Personnel Committee of the Board of Directors.

1.22 "Plan" shall mean this Supplemental Retirement Plan of Entergy Corporation and Subsidiaries and any amendments, supplements or modifications from time to time made hereto. Any Participant Applications entered into pursuant to this Plan shall be deemed part of the Plan.

1.23 "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (a) Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

     (b) the Board of Directors adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

     (c) any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

     (d) any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities

          (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

1.24 "Prior Plan" shall mean the Supplemental Retirement Plan of Entergy Corporation and Subsidiaries, as amended and restated effective July 26, 1996, and any prior amendments or amendments and restatements to such Prior Plan, and any agreements, contracts, or other arrangements with respect to such Prior Plan.

1.25 "Qualifying Event" shall mean the occurrence of one of the following within the Change in Control Period:

     (a) Participant's employment is terminated by Employer other than for Cause, as defined in Section 7.01; or

     (b)  Participant terminates his System employment for Good
          Reason.

     For purposes of this Plan, the following shall not constitute Qualifying Events: (1) Participant's death; or (2) Participant becoming disabled under the terms of the Entergy Corporation Companies' Benefits Plus Long Term Disability ("LTD") Plan.

1.26 "Retirement from Service" shall mean the retirement of the Participant from employment with the Employer in accordance with Section 3.01, 3.02, or 3.03.

1.27 "Separation from Service" shall mean the separation of the Participant from employment with the Employer in accordance with Section 3.04.

1.28 "System" shall mean Entergy Corporation and all System
     Companies, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 9.03 of this Plan.

1.29 "System Company" shall mean Entergy Corporation and any corporation 80% or more of whose stock (based on voting power) or value is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto as contemplated in Section 9.03 of this Plan.

1.30 System Management Level" shall mean the applicable management level set forth below:

     (a)  System Management Level 1 ( Chief Executive Officer and
          Chairman of the Board of Entergy Corporation);

     (b) System Management Level 2 (Presidents and Executive Vice Presidents within the System);

     (c)  System Management Level 3 (Senior Vice Presidents within the
          System); and

     (d)  System Management Level 4 (Vice Presidents within the
          System).

1.31 "Target Award" shall mean the target percentage established by the Personnel Committee under the Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries with respect to the Participant.

1.32 "Year" shall mean any period of twelve consecutive months.

1.33 "Year of Service" shall mean each year of employment within the System.


                           ARTICLE II

                         PARTICIPATION

2.01 Each Participant shall continue to be a Participant (a) unless he forfeits his benefits in accordance with Section
     6.01; or (b) until the Plan is terminated in accordance with
     Article IX hereof, except to the extent otherwise specifically set forth in Article IX.


                          ARTICLE III

          RETIREMENT AND SEPARATION FROM SERVICE DATES

3.01 Normal Retirement Date. A Participant who shall have retired from employment with the Employer on his Normal Retirement Date shall have a nonforfeitable right to his accrued benefits under the Plan, except as set forth in
     Section 6.01. If a Participant continues in employment with the Employer after his Normal Retirement Date without the written consent of the Employer, he shall have a forfeiture event under Section 6.01(b).

3.02 Early Retirement Date. A Participant who attains a minimum of age 55 with ten or more Years of Service shall retire prior to his Normal Retirement Date upon the date designated in a written notice of the Employer to the Participant requesting the Participant's early retirement. Such notice shall be delivered to the Participant at least 30 calendar days prior to the date of retirement designated therein.
     The date upon which the Participant retires in accordance with such notice shall be his Early Retirement Date; provided, that if the Participant does not retire on the date designated in such notice, he shall have a forfeiture event under Section 6.01(b), and the Employer shall have the right to terminate the Participant from his employment with the Employer as of the date designated in such notice. Alternatively, if, upon the written request of the Participant after having attained a minimum age of 55 with ten or more Years of Service and with the written consent of the Employer, the Participant shall retire prior to his Normal Retirement Date, the date of such retirement shall be his Early Retirement Date. The Participant shall have a nonforfeitable right to all of his accrued benefits under the Plan upon his retirement on his Early Retirement Date, except as set forth in Section 6.01.

3.03 Deferred Retirement Date. If, with the written consent of the Employer, a Participant continues his employment with the Employer after his Normal Retirement Date, the Participant shall retire upon the date designated in a written notice of the Employer to the Participant requesting the Participant's retirement. Such notice shall be delivered to the Participant at least 30 calendar days prior to the date of retirement designated therein. The date upon which the Participant retires in accordance with such notice shall be his Deferred Retirement Date; provided, that if the Participant does not retire on the date designated in such notice, he shall have a forfeiture event under Section 6.01(b), and the Employer shall have the right to terminate the Participant from his employment with the Employer as of the date designated in such notice. If, pursuant to such written consent, a Participant continues his employment with the Employer after his Normal Retirement Date and if such Participant shall die while so employed, the date of his death shall be deemed his Deferred Retirement Date and the Participant's Retirement from Service shall be deemed to have occurred as of this Deferred Retirement Date. Alternatively, if, upon the written request of the Participant and with the written consent of the Employer, the Participant shall retire after his Normal Retirement Date, the date of such retirement shall be his Deferred Retirement Date. The Participant shall have a nonforfeitable right to his accrued benefits under the Plan upon his retirement on his Deferred Retirement Date, except as set forth in Section 6.01.

3.04 Separation from Service Date. The Participant shall separate his employment with the Employer prior to his Early Retirement Date upon the date designated in a written notice of the Employer to the Participant requesting the Participant's Separation from Service. Such notice shall be delivered to the Participant at least 15 calendar days prior to the date of separation designated therein. The date upon which the Participant separates his employment in accordance with such notice shall be his Separation from Service Date; provided, that if the Participant does not separate his employment with his Employer on the date designated in such notice, he shall have a forfeiture event under Section 6.01(b), and the Employer shall have the right to terminate the Participant from his employment with the Employer as of the date designated in such notice. Alternatively, if, upon the written request of the Participant and with the written consent of the Employer, the Participant shall separate his employment with the Employer prior to his Early Retirement Date, the date of such separation shall be his Separation from Service Date. The Participant shall have a nonforfeitable right to all of his accrued benefits under the Plan as of his Separation from Service Date, except as set forth in Section 6.01.


                           ARTICLE IV

                            BENEFITS

4.01 Subject to Sections 4.05, 4.06 and 4.07 below, upon the death of the Participant prior to his Normal Retirement Date and provided such Participant has not retired on an Early Retirement Date, his Beneficiary will be provided a monthly benefit equal to one-half of the benefit the Participant would have received under the Plan had he lived and continued to work until his Normal Retirement Date, but based on the Participant's Average Basic Annual Salary as of his date of death; provided, however, if a Participant shall die prior to the completion of one Year of Service, then such Participant's Beneficiary will be provided a monthly benefit equal to one-half of the benefit the Participant would have received had he lived and continued to work until his Normal Retirement Date and had the Participant's Average Basic Annual Salary been determined as if he had completed one Year of Service and received his Basic Annual Salary for such Year of Service. Such monthly payments will commence on the Income Commencement Date and will be made to the Beneficiary for a period of 120 months.

4.02 Subject to Sections 4.05, 4.06 and 4.07 below, upon a Participant's Retirement from Service, after attaining a minimum of age 55 with ten or more Years of Service, he will be paid, beginning as of his Income Commencement Date and subject to Section 6.01, a monthly benefit equal to .0833 times the sum of:

     (a) 1.25% of the Participant's Average Basic Annual Salary for each of the first ten Years of Service; and

     (b) 1.00% of the Participant's Average Basic Annual Salary for each Year of Service after ten and not more than twenty Years of Service; and

     (c) .75% of the Participant's Average Basic Annual Salary for each Year of Service in excess of twenty Years of Service.

     Provided, however, in no event will the monthly benefit payable under this Section 4.02 exceed .025 times the Participant's Average Basic Annual Salary nor will such monthly benefits be payable for more than 120 months; and provided, further, that in the case of a Participant whose Retirement from Service shall occur or be deemed to have occurred as of his Deferred Retirement Date, for the purposes of the calculation of "Years of Service" under this
     Section 4.02, no Years of Service after his Normal Retirement Date shall be considered.

4.03 Subject to Sections 4.05, 4.06 and 4.07, upon a Participant's Separation from Service, after attaining ten or more Years of Service, he, or the Participant's Beneficiary in the event of his death, will be paid, beginning on the first day of the first month coincident with or next following his Normal Retirement Date and subject to Section 6.01, a monthly benefit equal to .0833 times the sum of:

     (a) 1.25% of the Participant's Average Basic Annual Salary for each of the first ten Years of Service; and

     (b) 1.00% of the Participant's Average Basic Annual Salary for each Year of Service after ten and not more than twenty Years of Service; and

     (c) .75% of the Participant's Average Basic Annual Salary for each Year of Service in excess of twenty Years of Service.

     Alternatively, the Participant or the Participant's Beneficiary in the event of his death, may elect to receive a benefit as early as age 55; however, the benefit that would have been payable as of his Normal Retirement Date, computed in accordance with this Section 4.03, shall be reduced by 1/4 of 1% for each month by which his Income Commencement Date precedes his Normal Retirement Date.

     Provided, however, in no event will the monthly benefit payable as of the Participant's Normal Retirement Date under this Section 4.03 exceed .025 times the Participant's
     Average Basic Annual Salary nor will such monthly benefits be payable for more than 120 months.

4.04 Subject to Sections 4.05, 4.06 and 4.07 below, upon the Participant's Separation from Service, with less than ten Years of Service, he or the Participant's Beneficiary, in the event of his death, will be paid, beginning on the first day of the first month coincident with or next following his Normal Retirement Date and subject to Section 6.01, a monthly benefit equal to .0833 times 1.25% of the Participant's Average Basic Annual Salary for each of his Years of Service.

     Provided, however, in no event will the monthly benefit payable under this Section 4.04 exceed .025 times the Participant's Average Basic Annual Salary nor will such monthly benefits be payable for more than 120 months.

4.05 Effect of Officer Status Demotion. Except as provided below, if a Participant loses his status as an officer of a System Company employer (otherwise than for the purpose of assuming an officer position with another System Company) ("Officer Status Demotion"), the period of employment subsequent to the date of such Officer Status Demotion shall not be included in determining such Participant's Years of Service for any purpose under the Plan including, without limitation, the calculation of benefits under Sections 4.02, 4.03, and 4.04 above. In the event a Participant experiences an Officer Status Demotion, his System Company employer may, in its sole discretion, instruct the Administrator to permit such Participant to continue the accrual of benefits under the Plan based on the period of his employment subsequent to the date of his Officer Status Demotion, provided such Participant remains an Employee as defined in Section 1.13. If his System Company employer determines that the Participant may continue to accrue benefits under the Plan for the period of his employment subsequent to his Officer Status Demotion, the provisions of this Section 4.05 shall be without effect unless and until such Participant changes his position again at which time his System Company employer, in its sole discretion, may again determine if such Participant will be permitted to continue the accrual of benefits under the Plan. Unless his System Company employer determines that such Participant is eligible to continue the accrual of benefits subsequent to his Officer Status Demotion within sixty days from the date of such Officer Status Demotion, the calculation of such Participant's benefits under the Plan shall be subject to the limitations described under this Section 4.05. If a Participant whose benefits are limited in accordance with the terms of this
     Section 4.05 is subsequently reinstated as an officer of a System Company, the period of employment subsequent to such reinstatement shall be included in determining his Years of Service under the Plan. The provisions of this Section 4.05 shall be effective as of November 1, 1991; provided, however, that the date of Officer Status Demotion for Participants who experienced an Officer Status Demotion prior to November 1, 1991, shall be deemed to be November 1, 1991, for purposes of this
     Section 4.05.

4.06 The amount of monthly benefit payable to a Participant or his Beneficiary under Sections 4.01, 4.02, 4.03 or 4.04 hereof shall be offset by the lifetime monthly benefit, without regard to any actuarial reductions, payable to the Participant or Beneficiary by any System Company as the result of granting additional years of service credit to such Participant pursuant to any other non-qualified supplemental or deferred compensation plan, arrangement or agreement, where applicable.

4.07 Upon the death of a retired separated Participant who had not received 120 monthly payments under Sections 4.02, 4.03 or
     4.04 hereof prior to his death, the Beneficiary will continue to be paid the same monthly benefit until a total of 120 such monthly payments have been made on behalf of the Participant.

4.08 In lieu of the monthly benefits payable under Sections 4.02 and 4.07, a Participant who, at the time of his Retirement from Service, is a full officer of a System Company and is eligible for a Target Award at a level at or above 40% of base salary as from time to time defined in the Executive Annual Incentive Plan of Entergy Corporation and Subsidiaries, and who retires on or after his Early Retirement Date may elect, subject to the terms and conditions set forth in this Section 4.08, an optional single-sum payment that is equal to the present value of the Participant's benefit determined under Section 4.02 as of the date of his Retirement from Service. Present value shall be computed using the same interest and mortality assumptions used in the Entergy Corporation Retirement Plan for Non-Bargaining Employees for computing the present value of benefits (for purposes of the involuntary cash-out rules) as of the time such single-sum amount is to be computed. An eligible Participant's election of the single-sum payment shall be subject to the following restrictions and limitations:

     (a) such election must be made on or before the earlier of (1) the date that is ninety (90) days prior to his Normal Retirement Date, or (2) the date the Participant makes written request to the Employer to Retire from Service;

     (b) any failure by the Participant to make an affirmative written election hereunder on or before the deadline established in Subsection (a) above shall constitute a waiver of any right to elect the single-sum form of benefit, in which case the terms of Sections 4.02 and 4.07 shall govern to the extent applicable;

     (c) Participant may cancel his election for the single-sum form of benefit at any time prior to the deadline for making such election as described in Subsection (a), after which date any such election shall become irrevocable; and

     (d) an eligible Participant's election shall be subject to the written consent of the Employer.

     Under this optional single-sum form of benefit payment, no further benefit payments of any kind shall be made under the Plan to the Participant, the Participant's Beneficiary, or any other person on behalf of the Participant.

4.09 Prior Plan Benefits. The benefits under this Plan supercede and replace entirely any benefits provided under the Prior Plan. If a Participant in the Prior Plan fails to execute the Participant Application, then such individual shall be subject to the terms and conditions of the Prior Plan, including any forfeiture provisions thereof, and shall not receive any benefits under the terms of this restated Plan.


                           ARTICLE V

                       SOURCE OF PAYMENTS

5.01 Unfunded Plan. It is a condition of the Plan that neither a Participant nor any other person or entity shall look to any other person or entity other than the Employer for the payment of benefits under the Plan. The Participant or any other person or entity having or claiming a right to payments hereunder shall rely solely on the unsecured obligation of the Employer set forth herein. Nothing in this Plan shall be construed to give the Participant or any such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by any Employer or in which the Employer may have any right, title or interest now or in the future. However, Participant or any such person or entity shall have the right to enforce his claim against the Employer in the same manner as any other unsecured creditor of such entity. Neither a Participant nor his Beneficiary or contingent annuitant shall have any rights in or against any specific assets of any System Company.

5.02 Employer Liability. At its own discretion, a System Company employer may purchase such insurance or annuity contracts or other types of investments as it deems desirable in order to accumulate the necessary funds to provide for the future benefit payments under the Plan. However, (a) a System Company employer shall be under no obligation to fund the benefits provided under this Plan; (b) the investment of System Company employer funds credited to a special account established hereunder shall not be restricted in any way; and (c) such funds may be available for any purpose the System Company may choose. Nothing stated herein shall prohibit a System Company employer from adopting or establishing a trust or other means as a source for paying any obligations created hereunder provided, however, any and all rights that any such Participants shall have with respect to any such trust or other fund shall be governed by the terms thereof.

5.03 Establishment of Trust. Notwithstanding any provisions of this Article V to the contrary, within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each System Company's contribution shall be in an amount actuarially equivalent to the total benefits accrued by such System Company's Plan Participants (including a Participant's Beneficiary) under the Plan through the date of any such Change in Control. Actuarial equivalence shall be determined using the mortality factors set forth in the Entergy Corporation Retirement Plan for Non-Bargaining Employees and using the interest rates used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination (Appendix B to ERISA Regulation Section 2619 or its successor). If one or more of a System Company's Participants shall continue to be employed by a System Company after such a Change in Control, each calendar year the System Company shall, as soon as possible, but in no event longer than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the System Company's Plan account under the Trust that is actuarially equivalent to the total unpaid benefits accrued by the System Company's Participants as of the end of each applicable calendar year. Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.


                           ARTICLE VI

               FORFEITURES AND BENEFIT REPAYMENTS

6.01 Forfeitures. Except as otherwise provided in Section 7.02 of this Plan, Participant shall cease to be a Participant hereunder, no benefits under the Plan shall be payable hereunder, and Participant shall repay all amounts that he may have previously received hereunder, on and after any of the following events:

     (a) if the Participant Separates from Service prior to completing five Years of Service;

     (b) if the Participant resigns his employment with the Employer (otherwise than for the purpose of transferring to another System Company) prior to his Separation from Service or Retirement from Service, or does not Separate or Retire from Service on the applicable date set forth in Sections 3.01, 3.02, 3.03, and 3.04;

     (c) if the Participant is involuntarily terminated by the Employer for cause, which for purposes of this Section 6.01 shall mean:

       (1) a material violation by Participant of any agreement between Participant and any System Company; or

       (2) a material violation of the employer-employee relationship existing between Participant and a System Company employer at the time, including, without limitation, breach of confidentiality or moral turpitude; or

       (3) a material failure by Participant to perform the services required of him pursuant to any agreement between Participant and any System Company, or, if there is no such agreement, a material failure by Participant to perform the reasonable customary services of an employee holding the type of position he holds at the time; or

       (4) an act of embezzlement, theft, defalcation, larceny, material fraud, or other acts of dishonesty by the Participant; or

       (5) a conviction of Participant or Participant's entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on his ability to carry out his duties or upon the reputation of any System Company.

     (d) if the Participant engages in any employment (without the prior written consent of his Employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company (or its successor) at any time within the two-year period commencing at Retirement or Separation from Service, or other termination of employment, as applicable, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during the two-year period; or

     (e) if during the Participant's employment and for two years thereafter, other than as authorized by a System Company, or as required by law, or as necessary for the Participant to perform his duties for a System Company employer, the Participant shall divulge, communicate or use to the detriment of the Employer or the System, or use for the benefit of any other person or entity, or misuse in any way, any confidential or proprietary information or trade secrets of the Employer or the System, including without limitation non-public financial information, know-how, formulas, or other technical data. Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that the Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request.

         Section 6.01(a) and (b) above shall not apply and shall not cause a forfeiture if a Participant shall become vested in his Plan benefits pursuant to Section 7.02.

6.02 Advisory Services. As a condition for benefits under this Plan, the Participant must hold himself available to render advisory services, with his consent, if so requested by the Employer, during the period beginning with his Retirement from Service, as applicable, and continuing for a period of ten years thereafter. If the Participant agrees to render such advisory services, he will make himself available to the Employer with respect to matters related to his area or areas of expertise, as considered appropriate by the Employer, and will consult thereof with the directors and officers of the Employer and with such other person or persons as the chief executive officer of the Employer may designate and will perform such special assignments within his area of expertise and capability as may be mutually agreed upon with the chief executive officer of the Employer. The Participant shall control the manner in which he renders services hereunder and may, at his discretion, decline to render any such services requested by the Employer if the Participant's time constraints are such that the rendering of such services would result in an undue burden upon the Participant.
     Rendering such advisory services shall in no way constitute or be construed as creating an employer/employee relationship, partnership, joint venture, or other business group or concerted activity between any requesting employer and Participant, and a Participant rendering services pursuant to this Section 6.02 shall not on account thereof be entitled to any of the fringe or supplemental benefits of the requesting employer or any other System Company, including employee benefit plan participation.


                           ARTICLE VII

                        CHANGE IN CONTROL

7.01 Definitions. The following additional definitions shall be applicable to this Article VII of the Plan:

     (a)  "Cause" shall mean:

       (1) willful and continuing failure by Participant to substantially perform Participant's duties (other than such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Participant) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Participant by the board of directors of the Employer, which demand specifically identifies the manner in which the board believes that the Participant has not substantially performed the Participant's duties; or

       (2) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

       (3) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on Participant's ability to carry out Participant's duties or upon the reputation of any System Company; or

       (4)  a material violation by Participant of any agreement
            Participant has with a System Company; or

       (5) unauthorized disclosure by Participant of the confidences of any System Company.

       For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on Participant's part shall be deemed "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that Participant's act, or failure to act, was in the best interest of Employer.

     (b) "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer's board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

7.02 Accelerated Vesting. Notwithstanding anything stated herein to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant, the Participant shall not cease to be a Participant and shall be fully vested in and shall have a non-forfeitable right to all benefits accrued under this Plan as of the date of such Qualifying Event, except that all such benefits shall continue to be subject to forfeiture upon the occurrence of any of the following:


     (a) Without Employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies.

     (b) During Participant's employment and for 2 years thereafter, other than as authorized by a System Company or as required by law or as necessary for the Participant to perform his duties for a System Company employer, Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case Participant shall be required to repay any Plan benefits previously received by him.
          Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

     (c) Participant engages in any employment (without the prior written consent of his last System Company employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case Participant shall be required to repay any Plan benefits previously received by him. For purposes of this section, Applicable Period shall mean:

          (1) two (2) years for Participants at System Management Levels 1 and 2 at the commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

          (2) two (2) years for Participants at System Management Level 3 at the commencement of the Change in Control Period; and

          (3)  one (1) year for Participants at System Management
               Level 4 at the commencement of the Change in Control
               Period.

       However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for a covenant not to compete.

7.03 Benefit Amount and Income Commencement Date.
     Notwithstanding anything stated herein to the contrary, if during a Change in Control Period there should occur a Qualifying Event with respect to a Participant and if there does not occur a forfeiture event referenced in Section 7.02, the Participant's benefit amount and Income Commencement Date shall be determined pursuant to the provisions of this Plan as modified by the following:

     (a) if such Participant has attained age 55 upon termination, then he shall be deemed to have retired on an Early Retirement Date, his benefit amount shall be determined according to Section
          4.02 without regard to that Section's eligibility requirements and such Participant, or his Beneficiary in the event of his death, may elect his Income Commencement Date without the consent of the Employer, which shall be on the first day of any month following the Participant's termination; and

     (b) if such Participant has not attained age 55 upon termination, then he shall be deemed to have a Separation from Service, his benefit amount shall be determined according to
          Section 4.03 without regard to that Section's eligibility requirements and such Participant, or his Beneficiary in the event of his death, may elect his Income Commencement Date without the consent of the Employer, which shall be on the first day of any month coincident with or next following the Participant's attainment of age 55.

7.04 No Benefit Reduction. Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce the level of benefits accrued under this Plan through the date of any such amendment or termination. In no event shall a Participant's benefit under this Plan following a Change in Control be less than such Participant's benefit under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions referenced in Section 7.02 as in existence on the date immediately preceding the commencement date of the Change in Control Period.

7.05 Provisions of Referenced Plans. To the extent this Plan references or incorporates provisions of any other System Company plan, including, but not limited to, the Entergy Corporation Retirement Plan for Non-Bargaining Employees, and (a) such other plan is amended, supplemented, modified or terminated during the two-year period commencing on the date of a Potential Change in Control and (b) such amendment, supplementation, modification or termination adversely affects any benefit under this Plan, whether it be in the method of calculation or otherwise, then for purposes of determining benefits under this Plan, the Administrator shall rely upon the version of such other plan in existence immediately prior to any such amendment, supplementation, modification or termination, unless such change is agreed to in writing and signed by the affected Participant and by the Administrator, or by their legal representatives or successors.


                          ARTICLE VIII

                      PLAN ADMINISTRATION


8.01 Administration of Plan. The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on it by the Plan, including the right to delegate any function to a specified person or persons. The Administrator shall discharge its duties for the exclusive benefit of the Participants and their beneficiaries.

8.02 Powers of the Administrator. The Administrator and any of its delegees shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan. All findings, decisions, or determinations of any type made by the Administrator, including factual determinations and any interpretation or construction of the Plan, shall be final and binding on all parties and shall not be disturbed unless the Administrator's decisions are arbitrary and capricious. The Administrator shall be the sole judge of the standard of proof required in any claim for benefits and/or in any question of eligibility for a benefit. By way of example, the Administrator shall have the sole and exclusive power and discretion:

     (a) to adopt such rules and regulations as it shall deem desirable or necessary for the administration of the Plan on a consistent and uniform basis;

     (b) to interpret the Plan including, without limitation, the power to use Administrator's sole and exclusive discretion to construe and interpret (i) the Plan, (ii) the intent of the Plan, and (iii) any ambiguous, disputed or doubtful provisions of the Plan;

     (c) to determine all questions arising in the administration of the Plan including, but not limited to, the power and discretion to determine the rights or eligibility of any Employee, Participant, Beneficiary or other claimant to receive under the Plan;

     (d) to require such information as the Administrator may reasonably request from any Employee, Participant, Beneficiary or other claimant as a condition for receiving any benefit under the Plan;

     (e) to grant and/or deny any and all claims for benefits, and construe any and all issues of Plan interpretation and/or fact issues relating to eligibility for benefits;

     (f) to compute the amount and determine the manner and timing of any benefits payable under the Plan;

     (g) to execute or deliver any instrument or make any payment on behalf of the Plan;

     (h) to employ one or more persons to render advice with respect to any of the Administrator's responsibilities under the Plan;

     (i) to direct the Employer concerning all payments that shall be made pursuant to the terms of the Plan; and

     (j) to make findings of fact, to resolve disputed fact issues, and to make determinations based on the facts and evidence contained in the administrative record developed during the claims review procedure.

     For any acts not specifically enumerated above, when applying, construing, or interpreting any and all Plan provisions and/or fact questions presented in claims for benefits, the Administrator shall have the same discretionary powers as enumerated above.

8.03 Reliance on Reports and Certificates. The Administrator may rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by an actuary, accountant, counsel or other person who may from time to time be employed or engaged for such purposes.

8.04 Claims Administration. The Administrator may appoint and, in its sole discretion, remove a Claims Administrator and/or Claims Appeal Administrator to administer claims for benefits under the Plan in accordance with its terms, and, pursuant to section 8.02, such delegees shall have all powers, authority, and discretion necessary or proper for such purpose. In the absence of such appointment, the Administrator shall be the Claims Administrator and Claims Appeal Administrator.

8.05 Filing Benefit Claims. Any claim asserting entitlement to a benefit under the Plan must be asserted within 90 days after the event giving rise to the claim by sending written notice of the claim to the Claims Administrator. The written notice of the claim must be accompanied by any and all documents, materials, or other evidence allegedly supporting the claim for benefits. If the claim is granted, the claimant will be so notified in writing by the Claims Administrator.

8.06 Claims of Good Reason/Cause During Change in Control Period. Solely for purposes of any determination regarding the existence of Good Reason or Cause (as defined in Section 7.01(a)) during a Change in Control Period, any position taken by the Participant shall be presumed to be correct unless Employer establishes to the Administrator by clear and convincing evidence that such position is not correct.

8.07 Denial or Partial Denial of Benefit Claims. If the Claims Administrator denies a claim for benefits in whole or part, the Claims Administrator shall notify the claimant in writing of the decision within ninety (90) days after the claim has been received by the Claims Administrator. In the Claim Administrator's sole discretion, the Claims Administrator may extend the time to decide the claim for an additional ninety (90) days, by giving written notice of the need for such an extension any time prior to the expiration of the initial ninety-day period. The Claims Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or
     tested by person(s) employed or compensated by the Plan.   If the
     claim is denied or partially denied, the Claims Administrator shall provide the claimant with written notice stating:

     (a) the specific reasons for the denial of the claim (including the facts upon which the denial was based) and reference to any pertinent plan provisions on which the denial is based;

     (b) if applicable, a description of any additional material or information necessary for claimant to perfect the claim and an explanation of why such material or information is necessary; and

     (c) an explanation of the claims review appeal procedure including the name and address of the person or Committee to whom any appeal should be directed.

8.08 Appeal of Claims That Are Denied or Partially Denied. The claimant may request review of the Claims Administrator's denial or partial denial of a claim for Plan benefits. Such request must be made in writing within sixty (60) days after claimant has received notice of the Claims Administrator's decision and shall include with the written request for an appeal any and all documents, materials, or other evidence which claimant believes supports his or her claim for benefits. The written request for an appeal, together with all documents, materials, or other evidence which claimant believes supports his or her claim for benefits should be addressed to the Claims Administrator, who will be responsible for submitting the appeal for review to the Claims Appeal Administrator.

8.09 The Appeal Process. The Claims Administrator will submit the appeal to the Claims Appeal Administrator for review of the denial or partial denial of the claim. Within sixty
     (60) days after the receipt of claimant's appeal, claimant will be notified of the final decision of the Claims Appeal Administrator, unless, in the Claims Appeal Administrator's sole discretion, circumstances require an extension of this period for up to an additional sixty (60) days. If such an extension is required, the Claims Appeal Administrator shall notify claimant of this extension in writing before the expiration of the initial sixty-day period. During the appeal, the Claims Appeal Administrator, in its sole discretion, reserves the right to request specific information from the claimant, and reserves the right to have the claimant examined or tested by person(s) employed
     or compensated by the Plan.   The final decision of the
     Claims Appeal Administrator shall set forth in writing the facts and plan provisions upon which the decision is based. All decisions of the Claims Appeal Administrator are final and binding on all employees, Participants, their Beneficiaries, or other claimants.

8.10 Judicial Proceedings for Benefits. No claimant may file suit in court to obtain benefits under the Plan without first completely exhausting all stages of this claims review process. In any event, no legal action seeking Plan benefits may be commenced or maintained against the Plan more than ninety (90) days after the Claims Appeal Administrator's decision on appeal.


                           ARTICLE IX

                   AMENDMENT AND TERMINATION

9.01 General. The Board of Directors shall have the right, in its absolute discretion, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 9.02 hereof. The provisions of this Article IX shall survive a termination of the Plan unless such termination is agreed to by the Participants.

9.02 Restrictions on Amendment or Termination. Any amendment or modification to, or the termination of, the Plan shall be subject to the following restrictions:

     (a)  Employer shall continue, subject to the provisions of
          Section 6.01, to make payments to any retired Participant or Beneficiary then entitled to payments as if the Plan had not been amended, supplemented, modified or terminated; and

     (b) as to any Participant who has not yet begun receiving monthly benefits under the Plan, the Employer, subject to the provisions of Sections 6.01 and 7.02, shall remain obligated to provide a benefit upon the earlier of the Participant's Early Retirement Date or death that is actuarially equivalent to (and payable for the term of) the accrued benefit under Article IV earned by the Participant at the time the Plan is amended, supplemented, modified or terminated; and

     (c) no amendment, modification, suspension or termination of the Plan may reduce the amount of benefits or adversely affect the manner of payment of benefits of any Participant or Beneficiary then receiving benefits in accordance with the terms of Article IV, unless such modification is agreed to in writing and signed by the affected Participant or Beneficiary and by the Plan Administrator, or by their legal representatives or successors; and

     (d) no provision of this Plan may be modified, waived, or discharged during the two-year period commencing on the date of a Potential Change in Control, unless such modification, waiver, or discharge is agreed to in writing and signed by the affected Participant and by the Plan Administrator, or by their legal representatives or successors.

9.03 Successors. A System employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of its business and/or assets to expressly assume and agree to perform this Plan in the same manner and to the same extent that the System employer would be required to perform it if no such succession had taken place. Failure of the System employer to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle each Participant to Plan benefits from the System Company employer in the same amount and on the same terms as he would be entitled hereunder if terminated voluntarily for Good Reason, except for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the effective date of termination. Any successor or surviving entity that assumes or otherwise adopts this Plan as contemplated in this Section
     9.03 shall succeed to all the rights, powers and duties of the System employer hereunder, subject to the restrictions on amendment or termination of the Plan as set forth in Section
     9.02. The employment of the Participant who has continued in the employ of such successor or surviving entity shall not be deemed to have been terminated or severed for any purpose hereunder; however, such continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

9.04 Dissolution of the Employer. In the event that a System employer with which Participant was employed while a Participant in the Plan is dissolved or liquidated by reason of bankruptcy, insolvency or otherwise prior to Employee's death or Retirement from Service, without any provision being made for the continuance of the Plan by a successor to the business of such System employer or unless another
     System Company shall have assumed the obligations of such System employer under the Plan, the date on which such dissolution or liquidation occurs shall be deemed to be the non-retired Participant's Early Retirement Date and the Participant's Retirement from Service shall be deemed to have occurred on his Early Retirement Date. At the option of the person entitled thereto, the Actuarial Equivalent of such benefits shall be paid immediately in one lump sum.
     Upon the date of such liquidation or dissolution, in the case of a Beneficiary or retired Participant who is receiving benefit payments under the Plan, the actuarial equivalent of the benefits then remaining to be paid under the Plan to the Participant, joint annuitant, or Beneficiary, as applicable, shall be paid immediately in one lump sum at the option of the person entitled thereto.


                           ARTICLE X

                         MISCELLANEOUS

10.01 Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

10.02 Captions. The captions of this Plan are not part of the provisions of the Plan and shall have no force and effect.

10.03 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.04 Controlling Law. The administration of the Plan, and any Trust established thereunder, shall be governed by applicable federal law, including ERISA , and, to the extent federal law is inapplicable, the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

10.05 No Right to Employment. The Plan confers no right upon any Employee to continue his employment with any employer, whether or not a System Company.

10.06 Indemnification. To the extent not covered by insurance, or if there is a failure to provide full insurance coverage for any reason, and to the extent permissible under applicable laws and regulations, the System employers agree to hold harmless and indemnify the Administrator and its members against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust other than losses resulting from any such person's fraud or willful misconduct.

10.07 No Alienation. The benefits provided hereunder shall not be subject to alienation, assignment, pledge, anticipation, attachment, garnishment, receivership, execution or levy of any kind, including liability for alimony or support payments, and any attempt to cause such benefits to be so subjected shall not be recognized, except to the extent as may be required by law.